Exhibit 99.1

Contact: Patrick L. Alesia

Chief Financial Officer

(516) 938-5544

GRIFFON CORPORATION ANNOUNCES SUCCESSFUL
CONSUMMATION OF RIGHTS OFFERING AND
INVESTMENT BY GOLDMAN SACHS

COMPANY RECEIVES OVER $240 MILLION IN GROSS PROCEEDS

JERICHO, NEW YORK, September 30, 2008 – Griffon Corporation (NYSE: GFF) today announced the receipt of over $240 million of gross proceeds at the first closing of its rights offering and the closing of the related investments by GS Direct, L.L.C. (an affiliate of Goldman Sachs), and by Ronald Kramer, Griffon’s Chief Executive Officer.  The Company intends to use the proceeds for general corporate purposes and to fund future growth.

On September 29, 2008, Griffon issued an aggregate of 28,393,323 shares for $8.50 per share.  An additional approximately 1.1 million shares were subscribed for in the rights offering pursuant to notices of guaranteed delivery provided by financial institutions that have not yet been covered by delivery of the required documentation to the Company.  The institutions have expressed a desire to fulfill these commitments, and the Company intends to attempt to assist these institutions to do so. The Company intends to announce the proceeds that are received  in connection with such guaranteed delivery subscriptions upon the closing of those transactions.

“We are pleased that Griffon has been able to strengthen its equity capital base through the support of our shareholders, the investors who subscribed for shares through the rights offering and the support of Goldman Sachs, one of America’s pre-eminent financial institutions.  We are well positioned to grow.” said Ron Kramer, Griffon’s Chief Executive Officer.

“As previously disclosed, in conjunction with the closing of the investment by GS Direct, Mr. Gerry Cardinale and Mr. Brad Gross, Managing Directors of Goldman Sachs, have joined our Board,” said Harvey R. Blau, Griffon’s Chairman of the Board.

The Company also announced the retirement, effective September 29, 2008, of Lieutenant General Gordon E. Fornell and Lieutenant General James W. Stansberry.  “We thank both General Fornell and General Stansberry for their valuable service to the Company,” said Mr. Blau.

Lazard Capital Markets LLC acted as dealer manager for the rights offering.  Lazard Frères & Co. LLC acted as financial advisor and Dechert LLP acted as legal advisor for Griffon.

About Griffon Corporation

Griffon Corporation, headquartered in Jericho, New York, is a diversified holding company consisting of three distinct business segments: Electronic Information and Communication Systems, through Telephonics Corporation; Garage Doors, through Clopay Building Products Company; and Specialty Plastic Films, through Clopay Plastic Products Company. Telephonics Corporation’s high-technology engineering and manufacturing capabilities provide integrated information, communication and sensor system solutions to military and commercial markets worldwide. Telephonics specializes in aircraft intercommunication systems, wireless communication systems, radars, identification friend or foe products, integrated security systems, air traffic management systems, aerospace electronics, and the performance of threat and radar system analyses. Clopay Building Products Company is a leading manufacturer and marketer of residential garage doors to professional installing dealers and major home center retail chains. Clopay Plastic Products is an international leader in the development and production of embossed, laminated and printed specialty plastic films used in a variety of hygienic, health-care and industrial markets. For more information on the company and its operating subsidiaries, please see the company’s website at www.griffoncorp.com.

Forward-looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation statements regarding the company’s financial position, business strategy and the plans and objectives of the company’s management for future operations, are forward-looking statements. When used in this release, words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, and similar expressions, as they relate to the company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the company’s management, as well as assumptions made by and information currently available to the company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business, financial market and economic conditions, including, but not limited to, the credit market, the housing market, results of integrating acquired businesses into existing operations, the results of the company’s restructuring and disposal efforts, competitive factors and pricing pressures for resin and steel and capacity and supply constraints.  Such statements reflect the views of the company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the company as previously disclosed in the company’s SEC filings. Readers are cautioned not to place undue reliance on these forward-looking statements. The company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.